Exhibit 10.11

AMENDMENT TO THE

PEPSICO EXECUTIVE INCOME DEFERRAL PROGRAM

DOCUMENT FOR THE 409A PROGRAM

The PepsiCo Executive Income Deferral Program document for the 409A Program (the “Plan”) is hereby amended as set forth below. Amendment Nos. 2 and 3 are effective as of the date of execution of this amending document. Amendment Nos. 1 and 4 are effective as of the date set forth in each such Amendment.

1.	Section 2.17 is amended by adding a new subsection (d) at the end of thereof, effective as of the “Effective Time” as defined in new paragraph (3) below.

“(d) Identification of Key Employees On and After the Effective Time. Notwithstanding the foregoing, for the periods on after the Effective Time (as defined in paragraph (3) below), Key Employees shall be identified as follows:

(1) For the period that begins on the Effective Time and ends on March 31, 2010, Key Employees shall be identified by combining the lists of Key Employees of all members of the PepsiCo Organization as in effect immediately prior to the Effective Time. The foregoing method of identifying Key Employees is intended to comply with Treas. Reg. § 1.409A-1(i)(6)(i), which authorizes the use of an alternative method of identifying specified employees that complies with Treas. Reg. §§ 1.409A-1(i)(5) and -1(i)(8) and Section VII.C.4.d of the Preamble to the Final Regulations under Section 409A of the Code, which permits “service recipients to simply combine the pre-transaction separate lists of specified employees where it is determined that such treatment would be administratively less burdensome.”

(2) For periods beginning on or after April 1, 2010, Key Employees under any plan or arrangement sponsored by a member of the PepsiCo Organization that is subject to Section 409A of the Code shall be identified in accordance with an alternative method of identifying Key Employees under Treas. Reg. § 1.409A-1(i)(5) adopted on a global basis by the Company for all such plans and arrangements, or if no such alternative method is adopted, in accordance with the default method for identifying Key Employees under Treas. Reg. § 1.409A-1(i)(1), (2), (3) and (4).

(3) For purposes of this subsection (d), “Effective Time” means the earlier of (i) the Effective Time as defined in the Agreement and Plan of Merger dated as of August 3, 2009, among PepsiAmericas, Inc., PepsiCo, Inc., and Pepsi-Cola Metropolitan Bottling Company, Inc., and (ii) the Effective Time as defined in the Agreement and Plan of Merger dated as of August 3, 2009, among The Pepsi Bottling Group, Inc., PepsiCo, Inc., and Pepsi-Cola Metropolitan Bottling Company, Inc.”

2.	New Section 3.04 is added to the Plan to read as follows:

“3.04 Acquisitions and Divestitures. A written agreement between an Employer and a party that is not part of the PepsiCo Organization regarding the purchase or sale of a business unit, division, or subsidiary (“Business”) may provide for the termination or commencement of the participation of Executives in this Plan. Absent specific provision in such agreement to the contrary:

(a) Each Executive of a Business that is sold shall cease being eligible for this Plan upon such sale; and

(b) No Executive of a Business that is acquired shall be eligible for this Plan except as otherwise designated in the Plan or in such documents related to the Plan as the Plan Administrator may designate from time to time.

Unless otherwise specifically provided therein, for purposes of Article IX (amendment and termination of the Plan), approval and execution of a written agreement of acquisition or divestiture by one or more Employers is approval by the Company of the designation of Plan eligibility under such agreement and authorization from the Company to the Plan Administrator to carry out the provisions and intent of such agreement.”

3.	A new Appendix B is added to the Plan as set forth in Attachment A of this Amendment.

4.	A new Appendix C is added to the Plan as set forth in Attachment B of this Amendment, effective as of the Effective Time as defined therein.

The above amendments are hereby adopted this 18th day of February 2010, effective as provided above.

PEPSICO, INC.

By:	/s/ Cynthia M. Trudell
Cynthia M. Trudell
Title:	Senior Vice President and
Chief Personnel Officer

APPROVED:

By:	/s/ Christopher J. Bellanca
PepsiCo, Inc. Law Department

Attachment A

“APPENDIX ARTICLE B – PARTICIPATING EMPLOYERS

The following members of the PepsiCo Organization have been designated as Employers as of December 31, 2009:

PepsiCo, Inc.

Alpac Corporation

Beaman Bottling Company

Beverage Services, Inc.

Beverages, Foods & Service Industries, Inc.

Border Properties, Inc.

Breckinridge, Inc.

Davlyn Realty Corporation

Duo Juice Company

FL Transportation, Inc.

FLRC, Inc.

Frito-Lay, Inc.

Frito-Lay Dip Company, Inc.

Frito-Lay North America, Inc.

Frito-Lay RFLS Holdings, Inc.

Frito-Lay Sales Inc.

Fuelosophy, Inc.

Gamesa USA, Inc.

Gatorade Puerto Rico Company

Golden Grain Company

Goldfinch Holdings LLC

Greenville Holding Corp.

Hayfield Finance Company

Heathland LP

Hillbrook Insurance Company, Inc.

Homefinding Company of Texas

IZZE Beverage Co.

J.E. Duke II, Inc.

Long Bay, Inc.

Midland Bottling Co.

Mountainview Insurance Company, Inc.

Naked Juice Co.

Naked Juice Co. Holdings, Inc.

Naked Juice Co. of Illinois, Inc.

Naked Juice of Glendora, Inc.

Naked Juice of New Jersey, Inc.

NCJV, Inc.

New Century Beverage Company

New Whirled Company

PCNA Manufacturing, Inc.

Pepsi Bottling Holdings, Inc.

Pepsi Logistics Company, Inc.

Pepsi Promotions, Inc.

PepsiCo (Malaysia) Sdn. Bhd.

PepsiCo Captive Holdings, Inc.

PepsiCo Finance (Antilles A) N.V.

PepsiCo Financial Shared Services, Inc.

PepsiCo Foods International Holdings, Inc.

PepsiCo Overseas Corp.

PepsiCo Pension Management Services, Ltd.

PepsiCo Puerto Rico, Inc.

PepsiCo Services International, Inc.

PepsiCo World Trading Company, Inc.

Pepsi-Cola Advertising and Marketing, Inc.

Pepsi-Cola Bottling Company of St. Louis, Inc.

Pepsi-Cola Company

Pepsi-Cola Fountain Company, Inc.

Pepsi-Cola International Limited (U.S.A.)

Pepsi-Cola Management and Administrative Services, Inc.

Pepsi-Cola Mediterranean, Ltd.

Pepsi-Cola Metropolitan Bottling Company, Inc.

Pepsi-Cola Operating Company of Chesapeake and Indianapolis

Pepsi-Cola Panamericana, LLC

Pepsi-Cola Sales and Distribution, Inc.

Pepsi-Cola Technical Operations, Inc.

PlayCo, Inc.

Prestwick, Inc.

PRS, Inc.

Putnam Holdings, Inc.

PV Merger Corp.

QFL OHQ Sdn. Bhd.

QTG Development, Inc.

QTG Services, Inc.

Quaker Manufacturing LLC

Quaker Mexico Holdings, LLC

Quaker Oats Asia, Inc.

Quaker Oats Capital Corporation

Quaker Oats Company, The

Quaker Oats Europe, LLC

Quaker Oats Europe, Inc.

Quaker Sales & Distribution, Inc.

Rolling Frito-Lay Sales, LP

RUSCAN, Inc.

Seven-Up Asia, Inc.

Seven-Up Great Britain, Inc.

Seven-Up Southern Hemisphere, Inc.

Smartfoods, Inc.

SOBE Operating Corp., Inc.

South Beach Beverage Company, Inc.

Stacy’s Pita Chip Company

Stokely-Van Camp, Inc.

Sun Foods, Inc.

SVC Latin America, Inc.

SVC Logistics, Inc.

SVC Manufacturing, Inc.

TFL Holdings, Inc.

The Fresh Juice Company of Florida, Inc.

The Gatorade Company

TPI Urban Renewal Corporation

Tropicana Manufacturing Company, Inc.

Tropicana Products Sales, Inc.

Tropicana Products, Inc.

Tropicana Services, Inc.

Tropicana Transportation Corporation”

Attachment B

“APPENDIX ARTICLE C – PBG AND PAS EXECUTIVES

C.1 Purpose. The purpose of this Article is to provide for a “home plan rules” approach for employees who move between, or are newly hired by, a PepsiCo Business, a PBG Business or a PAS Business following the merger of The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc. into the Pepsi-Cola Metropolitan Company, Inc., a wholly owned subsidiary the Company, except as provided herein with respect to the deferral of Bonus Compensation under the Plan by PBG Executives and PAS Executives for the 2010 Plan Year. This Article C is effective as of the Effective Time.

C.2 Definitions. The definitions listed below apply for purposes of this Article C. Any other defined term used herein shall have the meaning applied to that term in the main portion of the Plan document.

(a) “Effective Time” means:

(1) With respect to the provisions of this Article C applicable to PAS Executives or PAS Businesses, the meaning given to that term under the Agreement and Plan of Merger dated as of August 3, 2009, among PepsiAmericas, Inc., PepsiCo, Inc., and Pepsi-Cola Metropolitan Bottling Company, Inc.; and

(2) With respect to the provisions of this Article C applicable to PBG Executives or PBG Businesses, the meaning given to that term under the Agreement and Plan of Merger dated as of August 3, 2009, among Pepsi Bottling Group, Inc., PepsiCo, Inc., and Pepsi-Cola Metropolitan Bottling Company, Inc.

(b) “PAS Business” means each Employer, division of an Employer or other organizational subdivision of an Employer that the Company classifies as part of the PAS business.

(c) “PAS Executive” means an individual who is employed by a PAS Business.

(d) “PBG Business” means each Employer, division of an Employer or other organizational subdivision of an Employer that the Company classifies as part of the PBG business.

(e) “PBG Executive” means an individual who is employed by a PBG Business.

(f) “PepsiCo Business” means each Employer, division of an Employer or other organizational subdivision of an Employer that the Company classifies as part of the PepsiCo business.

C.3 Participating Employers. PBG Businesses and PAS Businesses are not Employers under the Plan, except with respect to:

(a) Individuals who are hired by a PAS Business or PBG Business and who were Executives immediately before such date of hire; and

(b) PAS Executives and PBG Executives who elect to defer their Bonus Compensation under the Plan for the Plan Year beginning January 1, 2010 and later Plan Years.

C.4 Eligibility to Participate. PBG Executives and PAS Executives are eligible to participate in this Plan as follows:

(a) An individual who is hired by a PepsiCo Business after the Effective Time shall be eligible to participate in the Plan upon satisfying the Plan’s eligibility requirements (and shall not be eligible to participate in the non-qualified defined contribution plan of another member of the PepsiCo Organization) unless he was employed by a member of the PepsiCo Organization that is not a PepsiCo Business immediately before such date of hire with a PepsiCo Business. PBG Executives and PAS Executives are ineligible to participate in this Plan, except that an individual who is hired by a PBG Business or PAS Business on or after the Effective Time, and who is an Executive immediately before such date of hire, shall be eligible to continue participating in this Plan for so long as he is continuously employed by a member of the PepsiCo Organization, to the same extent as if he had remained an Executive.

(b) Notwithstanding the foregoing, PBG Executives and PAS Executives are eligible to defer Base Compensation and Bonus Compensation under the Plan, subject to the terms and conditions of the main provisions of the Plan, beginning with Bonus Compensation payable for the Performance Period that relates to the Plan Year that begins on January 1, 2010, and Base Compensation for the Plan Year that begins January 1, 2011.

C.5 No Special Rights. Nothing in this Article is intended to override the provisions of Section 3.04 of the Plan or to otherwise confer any other rights under the Plan not specifically authorized herein.”